Exhibit 99.1

Crexendo Announces Second Quarter 2021 Results

PHOENIX, AZ—(Marketwired – August 10, 2021)

Crexendo, Inc. (NASDAQ: CXDO) is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, and collaboration services designed to provide enterprise-class cloud communication solutions to any size business through our business partners, agents, and direct channels. Our solutions currently support over 1.7M end users globally and was recently recognized as the fastest growing UCaaS platform in the United States. Today, the Company reported financial results for the second quarter ended June 30, 2021.

Second Quarter Financial highlights:

●
Total revenue increased 43% year-over-year to $5.8 million.
●
Service revenue increased 20% year-over-year to $4.3 million.
●
Non-GAAP net income of $37,000 and GAAP net loss of $(1.0) million

Financial Results for the Second Quarter of 2021

Consolidated total revenue for the second quarter of 2021 increased 43% to $5.8 million compared to $4.1 million for the second quarter of 2020.

Consolidated service revenue for the second quarter of 2021 increased 20% to $4.3 million compared to $3.6 million for the second quarter of 2020.

Consolidated software solutions revenue for the second quarter of 2021 of $1.0 million compared to $0 for the second quarter of 2020. Software solutions revenue represents revenue from the NetSapiens business combination from the acquisition date of June 1, 2021.

Consolidated product revenue for the second quarter of 2021 decreased 2% to $440,000 compared to $449,000 for the second quarter of 2020.

Consolidated operating expenses for the second quarter of 2021 increased 99% to $7.0 million compared to $3.5 million for the second quarter of 2020. During the second quarter of 2021, acquisition related expenses accounted for $377,000 of the additional general and administrative expenses. Acquisitions also contributed $2.0 million of the additional operating expenses.

The Company reported a net loss of $(1.0) million for the second quarter of 2021, or a $(0.05) loss per basic and diluted common share, compared to $508,000 net income, or $0.03 per basic and diluted common share for the second quarter of 2020.

Non-GAAP net income of $37,000 for the second quarter of 2021, or $0.00 per basic and diluted common share, compared to a non-GAAP net income of $660,000 or $0.04 per basic and diluted common share for the second quarter of 2020.

EBITDA for the second quarter of 2021 decreased to $(983,000), compared to $568,000 for the second quarter of 2020. Adjusted EBITDA for the second quarter of 2021 decreased to $(153,000), compared to $704,000 for the second quarter of 2020.

Financial Results for the six months ended June 30, 2021

Consolidated total revenue for the six months ended June 30, 2021 increased 30% to $10.3 million compared to $7.9 million for the six months ended June 30, 2020.

Consolidated service revenue for the six months ended June 30, 2021 increased 20% to $8.5 million compared to $7.1 million for the six months ended June 30, 2020.

Consolidated software solutions revenue for the six months ended June 30, 2021 of $1.0 million compared to $0 for the six months ended June 30, 2020. Software solutions revenue represents revenue from the NetSapiens business combination from the acquisition date of June 1, 2021.

Consolidated product revenue for the six months ended June 30, 2021 decreased 2% to $808,000 compared to $828,000 for the six months ended June 30, 2020.

Consolidated operating expenses for the six months ended June 30, 2021 increased 71% to $12.4 million compared to $7.2 million for the six months ended June 30, 2020. During the six months ended June 30, 2021, acquisition related expenses accounted for $1.1 million of the additional general and administrative expenses. Acquisitions also contributed $2.4 million of the additional operating expenses.

The Company reported a net loss of $(1.7) million for the six months ended June 30, 2021, or a $(0.09) loss per basic and diluted common share, compared to $648,000 net income, or $0.04 per basic and diluted common share for the six months ended June 30, 2020.

Non-GAAP net income of $345,000 for the six months ended June 30, 2021, or $0.02 per basic and diluted common share, compared to a non-GAAP net income of $935,000 or $0.06 per basic and diluted common share for the six months ended June 30, 2020.

EBITDA for the six months ended June 30, 2021 decreased to $(1.7) million, compared to $852,000 for the six months ended June 30, 2020. Adjusted EBITDA for the six months ended June 30, 2021 decreased to $92,000, compared to $1.1 million for the six months ended June 30, 2020.

Total cash, cash equivalents, and restricted cash at June 30, 2021 was $7.9 million compared to $17.7 million at December 31, 2020.

Cash used for operating activities for the six months ended June 30, 2021 of $(224,000) compared to $91,000 provided by operating activities for the six months ended June 30, 2020. Cash used for investing activities for the six months ended June 30, 2021 of $(10.5) million compared to $(704,000) used for the six months ended June 30, 2020. Cash provided by financing activities for the six months ended June 30, 2021 of $966,000 compared to $1.4 million for the six months ended June 30, 2020.

Steven G. Mihaylo, Chief Executive Officer commented, ”This was a transformational quarter for us. First, we were able to close a major accretive acquisition. Secondly, we were able to increase our quarterly revenue 43% year over year which is very impressive, particularly when you consider that metric only includes one month of NetSapiens revenue. Finally, our telecom service revenue also increased 20% year over year which is also a very impressive metric. These results bode extremely well for our future. We work every day to improve the business, we are prioritizing actively integrating the Crexendo and NetSapiens teams, that work will provide impressive dividends for our shareholders. Our integration plan has enabled us to roll out what we believe is the best telecom offering in the business, the Crexendo VIP Cloud Communications Platform. We have built VIP on the NetSapiens system which supports over 1.7M end users globally. It is not just our team who is impressed with the VIP offer, we were recently awarded the TMC 2021 Communications Solutions Product of the Year, this is particularly impressive as TMC awarded this coveted honor to us shortly after the release of the product. Our customers and our entire team are excited by the offering, and I am convinced our shareholders will also be excited by the results.”

Mihaylo added, “We expected a GAAP loss this quarter, particularly due to the acquisition related costs. We had substantial one-time acquisition costs, additional intangible asset amortization costs, and we also incurred costs related to the buildout and rollout of our VIP platform offering, scheduled upgrades to the Crexendo data center and additional employee costs particularly related to sales. For the foreseeable future GAAP earnings will not be the primary metric I use to measure the business, primarily due to the substantial intangible asset amortization expense from the recent acquisitions. We will be carefully monitoring cash flows from operations, non-GAAP income, EBITDA and adjusted EBITDA as our key performance indicators. I expect those numbers to improve substantially as we continue to grow the business. We are also confident we will see positive results based on the investments made in marketing and the sales processes. In addition, we will start to see cost savings that will be realized by moving the Crexendo customers to the NetSapiens platform enabling us to invest in just one platform. I know there will be operating efficiencies from the acquisition as we will have more cross functionality between the teams. I am very pleased with what we have accomplished so far, but this is only the beginning. I am very excited about our future. “

Doug Gaylor, President and Chief Operating Officer, stated, “I was very pleased with our results and I am thrilled about how well the two organizations are coming together. We are working every day to integrate the Crexendo and NetSapiens businesses and realize the synergies of this accretive acquisition. The senior management teams have been working very closely for some time, and the rest of the teams have been working diligently in finding operational efficiencies. We have already integrated accounting and legal, and we are working on integrating marketing and the teams will be actively finding ways to reduce costs and improve operations. We are very grateful to have added Anand, David and Jim to our senior executive team and we are working diligently together to show great improvements for Crexendo, our shareholders and the NetSapiens community. I share Steve’s enthusiasm for our future growth and success.”

Conference Call

The Company is hosting a conference call today, August 10, 2021 at 4:30 PM EST. The dial-in number for domestic participants is 844-602-0380 and 862-298-0970 for international participants. Please dial in five minutes prior to the beginning of the call at 4:30 PM EST and reference Crexendo earnings call. A replay of the call will be available until August 17, 2021 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 42387.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, and collaboration services designed to provide enterprise-class cloud communication solutions to any size business through our business partners, agents, and direct channels. Our solutions currently support over 1.7M end users globally and was recently recognized as the fastest growing UCaaS platform in the United States.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) having this quarter be a transformational quarter; (ii) that revenue increases bode extremely well for the future; (iii) working every day to improve the business and prioritizing actively integrating the Crexendo and NetSapiens teams which will provide impressive dividends for shareholders; (iv) having the best telecom offering in the business which customers and the Crexendo team are excited about with being convinced our shareholders will also be excited by the results; (v) expecting a GAAP loss this quarter, particularly due to the acquisition related costs; (vi) believing that for the foreseeable future GAAP earnings will not be the primary metric used to measure the business, and monitoring cash flows from operations, non-GAAP income, EBITDA and adjusted EBITDA as key performance indicators; (vii) expect those numbers to improve substantially as the business continues to grow; (viii) being confident that it will see positive results based on the investments made in marketing and the sales processes as well as starting to see cost savings that will be realized by moving the Crexendo customers to the NetSapiens platform; (ix) having operating efficiencies from the acquisition and having more cross functionality between the teams; (x) being very pleased with what has been accomplished so far and being very excited about its future; (xi) being thrilled about how well the two organizations are coming together; (xii) working every day to integrate the Crexendo and NetSapiens businesses and realize the synergies of this accretive acquisition; and (xiii) the teams have been working diligently in finding operational efficiencies and finding ways to reduce costs and improve operations.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2020, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact

Crexendo, Inc.
Doug Gaylor
President and Chief Operating Officer
602-732-7990
dgaylor@crexendo.com

CREXENDO, INC. AND SUBSIDIARIES Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$7,876	$17,579
Restricted cash	-	100
Trade receivables, net of allowance for doubtful accounts of $58
as of June 30, 2021 and $21 as of December 31, 2020	1,406	538
Contract assets	199	159
Inventories	311	504
Equipment financing receivables	316	286
Contract costs	445	421
Prepaid expenses	834	190
Income tax receivable	11	4
Other current assets	319	-
Total current assets	12,110	19,781

Long-term trade receivables, net of allowance for doubtful accounts
of $0 as of June 30, 2021 and $0 as of December 31, 2020	45	-
Long-term equipment financing receivables, net	782	906
Property and equipment, net	3,072	2,734
Deferred income tax assets, net	8,883	6,054
Operating lease right-of-use assets	653	1
Intangible assets, net	23,743	252
Goodwill	28,129	272
Contract costs, net of current portion	574	549
Income tax receivable, net of current portion	393	-
Other long-term assets	290	156
Total Assets	$78,281	$30,705

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$651	$56
Accrued expenses	5,455	1,628
Finance leases	148	29
Notes payable	72	71
Operating lease liabilities	419	1
Contigent consideration	746	-
Contract liabilities	2,273	778
Total current liabilities	9,764	2,563

Contract liabilities, net of current portion	936	450
Finance leases, net of current portion	270	55
Notes payable, net of current portion	1,836	1,873
Operating lease liabilities, net of current portion	263	-
Total liabilities	13,069	4,941

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 21,554,053 shares issued and outstanding as of June 30, 2021 and 17,983,177 shares issued
and outstanding as of December 31, 2020	22	18
Additional paid-in capital	116,994	75,834
Accumulated deficit	(51,805)	(50,088)
Accumulated other comprehensive income	1	-
Total stockholders' equity	65,212	25,764

Total Liabilities and Stockholders' Equity	$78,281	$30,705

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited, in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Service revenue	$4,327	$3,605	$8,466	$7,093
Software solutions revenue	1,012	-	1,012	-
Product revenue	440	449	808	828
Total revenue	5,779	4,054	10,286	7,921

Operating expenses:
Cost of service revenue	1,347	908	2,606	1,878
Cost of software solutions revenue	526	-	526	-
Cost of product revenue	286	263	511	483
Selling and marketing	1,795	1,062	3,036	2,100
General and administrative	2,681	1,046	4,935	2,234
Research and development	388	244	738	514
Total operating expenses	7,023	3,523	12,352	7,209

Income/(loss) from operations	(1,244)	531	(2,066)	712

Other income/(expense):
Interest income	1	1	1	2
Interest expense	(21)	(22)	(40)	(31)
Other income/(expense), net	1	1	3	(29)
Total other income/(expense), net	(19)	(20)	(36)	(58)

Income/(loss) before income tax	(1,263)	511	(2,102)	654

Income tax benefit/(provision)	260	(3)	384	(6)

Net income/(loss)	$(1,003)	$508	$(1,718)	$648

Earnings per common share:
Basic	$(0.05)	$0.03	$(0.09)	$0.04
Diluted	$(0.05)	$0.03	$(0.09)	$0.04

Weighted-average common shares outstanding:
Basic	19,443,777	15,023,929	18,818,085	14,964,138
Diluted	19,443,777	16,671,848	18,818,085	16,485,754

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited, in thousands)
	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(1,718)	$648
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	362	140
Share-based compensation	735	241
Non-cash operating lease amortization	(2)	-
Changes in assets and liabilities:
Trade receivables	55	(183)
Contract assets	(40)	(24)
Equipment financing receivables	94	(255)
Inventories	205	(66)
Contract costs	(49)	(61)
Prepaid expenses	(568)	(181)
Income tax receivable	(400)	4
Other assets	13	(51)
Accounts payable and accrued expenses	1,359	(144)
Income tax payable	-	2
Contract liabilities	(270)	21
Net cash provided by/(used for) operating activities	(224)	91
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(41)	(528)
Acquisitions of assets and businesses, net of cash received	(10,505)	(176)
Net cash used for investing activities	(10,546)	(704)
CASH FLOWS FROM FINANCING ACTIVITIES
Payment of contingent consideration	-	(41)
Repayments made on finance leases	(20)	(14)
Proceeds from notes payable	-	1,001
Repayments made on notes payable	(36)	(22)
Proceeds from exercise of options	1,177	498
Taxes paid on the net settlement of stock options and RSUs	(155)	-
Net cash provided by financing activities	966	1,422
Effect of exchange rate changes on cash	1	-
NET DECREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(9,803)	809
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	17,679	4,280
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$7,876	$5,089
Cash used during the year for:
Income taxes, net	$(15)	$-
Interest expense	$(40)	$(31)
Supplemental disclosure of non-cash investing and financing information:
Stock issued for the acquisition of Centric Telecom	$346	$-
Contingent consideration related to the acquisition of Centric Telecom	$746	$-
Stock issued in connection with the merger with NetSapiens	$16,942	$-
Stock options issued in connection with the merger with NetSapiens	$22,120	$-
Property and equipment financed through finance leases	$273	$-
Prepaid assets financed through finance leases	$14	$-
Purchase of property and equipment with a note payable	$-	$2,000
Adjustment to intangible assets and contingent consideration of customer relationship asset acquisition	$-	$(121)

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Cloud telecommunications services	$4,767	$4,054	$9,274	$7,921
Software solutions	1,012	-	1,012	-
Consolidated revenue	5,779	4,054	10,286	7,921

Income/(loss) from operations:
Cloud telecommunications services	(929)	531	(1,751)	712
Software solutions	(315)	-	(315)	-
Total operating income/(loss)	(1,244)	531	(2,066)	712
Other income/(expense), net:
Cloud telecommunications services	(19)	(20)	(36)	(58)
Software solutions	-	-	-	-
Total other income/(expense), net	(19)	(20)	(36)	(58)
Income/(loss) before income tax provision:
Cloud telecommunications services	(948)	511	(1,787)	654
Software solutions	(315)	-	(315)	-
Income/(loss) before income tax provision	$(1,263)	$511	$(2,102)	$654

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses and amortization of intangibles. We define EBITDA as U.S. GAAP net income/(loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 10, 2021 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
●
they do not reflect changes in, or cash requirements for, our working capital needs;
●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income/(Loss) to Non-GAAP Net Income
(Unaudited, in thousands, except for per share and share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
U.S. GAAP net income/(loss)	$(1,003)	$508	$(1,718)	$648
Share-based compensation	453	136	735	241
Acquisition related expenses	377	-	1,061	-
Amortization of intangible assets	210	16	267	46
Non-GAAP net income	$37	$660	$345	$935

Non-GAAP earnings per common share:
Basic	$0.00	$0.04	$0.02	$0.06
Diluted	$0.00	$0.04	$0.02	$0.06

Weighted-average common shares outstanding:
Basic	19,443,777	15,023,929	18,818,085	14,964,138
Diluted	21,646,930	16,671,848	20,577,660	16,485,754

Reconciliation of U.S. GAAP Net Income/(Loss) to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
U.S. GAAP net income/(loss)	$(1,003)	$508	$(1,718)	$648
Depreciation and amortization	261	37	362	140
Interest expense	21	22	40	31
Interest and other expense/(income)	(2)	(2)	(4)	27
Income tax provision/(benefit)	(260)	3	(384)	6
EBITDA	(983)	568	(1,704)	852
Acquisition related expenses	377	-	1,061	-
Share-based compensation	453	136	735	241
Adjusted EBITDA	$(153)	$704	$92	$1,093